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                                                                   EXHIBIT 10(C)

                              SEPARATION AGREEMENT


     This Separation Agreement ("Agreement") is made and entered into this 28th day of August, 1998, by and between Rolf Schubert ("I", "Me", or "My" as the case may be) and H.B. Fuller Company, a Minnesota corporation, with offices at 1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota 55164-0683 and all of its divisions, subsidiaries, affiliates, and all of its agents, officers, employees, directors, and shareholders (hereinafter collectively "Fuller"):

     WHEREAS, Fuller and I have determined that it would be in our mutual best interests if I voluntarily resigned from My employment.

     NOW, THEREFORE, in consideration of the promises, agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the undersigned hereby agree and promise as follows:

     1. RECITALS. The foregoing recitals are hereby incorporated as if fully set forth herein.

     2. LEAVE OF ABSENCE. Effective December 31, 1998, I will resign from My position as Vice President and Chief Technology Officer, and I will commence a paid Leave of Absence, during which time I will perform consulting duties for Fuller, as requested. The Leave of Absence shall continue until July 31, 2000, at which time I agree to voluntarily resign from My employment with Fuller. I understand and acknowledge, however, that My employment with Fuller may be earlier terminated by reason of My death, or for willful misconduct detrimental to the interests of Fuller, including but not limited to, any violation of the obligations I have undertaken in Paragraphs 11, 12, 13 or 14 of this Agreement. During the Leave of Absence, I am free to work outside of Fuller, provided I do not violate paragraphs 11, 12, 13, or 14 of this Agreement and provided such work does not conflict with my obligation hereunder to perform consulting duties. During the Leave of Absence, I agree to keep Fuller informed of any position I accept outside of Fuller and My eligibility for employment benefits. I freely and knowingly enter into this Agreement.

     3. SALARY CONTINUATION. I will continue to be paid at My current salary rate of $10,149.92 (less state and federal taxes and other legal standard deductions) on a semi-monthly basis through July 31, 2000.
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     4. BENEFITS CONTINUATION. Except as otherwise stated herein, Fuller agrees to continue to provide coverage under the employment benefits programs in which I am currently enrolled, but only to the extent such benefits continue in existence, until termination of My employment. I further understand and agree that benefits may be continued only to the extent permitted by the terms of the applicable plan or as permitted by applicable law, and may, at Fuller's election, be discontinued to the extent I become eligible to receive other similar or conflicting benefits from an employer other than Fuller. I am not waiving any rights to vested employee benefits extended under Fuller plans.

     5. RETIREMENT BENEFITS. The last date of My credited service with Fuller will be the date of termination of My employment. I understand that My rights to benefits under Fuller's Retirement Plan, Supplemental Executive Retirement Plan And Retiree Medical Plan are governed and determined by the rules of said plans.

     6. PAID TIME OFF BENEFIT. I will be paid for the Paid Time Off benefit which I have accrued through the date of this Agreement, which amount, it is agreed, totals sixty-one (61) days. This Paid Time Off benefit will be paid to Me, in the ordinary course, following termination of My employment. I further agree that I will accrue no additional Paid Time Off through the date of termination of My employment.

     7. BONUS PAYMENT. I understand and agree that My 1998 bonus to be paid January 15, 1999 will be in the amount of $70,643.42, and that I am not eligible to receive, and will not be paid, any bonus for fiscal year 1999 or any period thereafter.

     8. STOCK RETENTION WAIVER. Any retention requirements on the restricted stock I have received to date, pursuant to Fuller's stock grant program will be waived effective the date of termination of My employment, as permitted by law. However, in the event My employment is terminated for any reason other than death or voluntary resignation, the retention requirements will not be waived until I have executed a second release, in the form set forth in paragraph 13, reaffirming My release of all claims through the date of termination, and until the applicable recision period has expired.

     9. COMPANY CAR. The title to the automobile currently provided to Me by Fuller shall be transferred to My name, without cost to Me, on the date of termination of My employment or upon My acceptance of a position outside of Fuller, whichever occurs sooner. However, I understand that I am solely responsible for paying any income and other taxes as a result of this transfer.

     10. OFFICE FURNITURE. The title to the office furniture currently provided to Me by Fuller shall be transferred to My name, without cost to Me, on January 1, 1999. I understand that I am solely responsible for paying any income and other taxes as a result of this transfer.

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     11. CONFIDENTIAL INFORMATION.

     a. EMPLOYEE OBLIGATION. I agree that, from and after the date this Agreement is executed by both parties, I will hold in strict confidence and will not reveal or disclose to anyone other than family members, spouse or significant other, attorneys, accountants, tax consultants, or as may be required by law or court process, any information, facts or occurrences relating to the negotiations leading to this Agreement, the existence of this Agreement, or the contents of this Agreement. Furthermore, I agree that, from and after the date this Agreement is executed by both parties, all the information, facts, or occurrences relating to formulas, processes, customer lists, computer user identifiers and passwords, and all purchasing, engineering, accounting, marketing and other information, not generally known and proprietary to Fuller, relating to research, development, manufacturing, marketing or sale of Fuller's products shall be and are hereby deemed to be confidential information ("Confidential Information") of the parties to this Agreement. I agree, from and after the date this Agreement is executed by both parties, not to use or disclose any Confidential Information at any time during or after My employment by Fuller, except in the performance of My duties on behalf of Fuller, or by written consent of Fuller or as may be required by law or court process. Except as necessary for the continuing performance of My duties on behalf of Fuller, I agree that all Confidential Information, including all copies, excerpts and summaries in My possession or control (whether prepared by Fuller, Myself or others), as well as all other Fuller property not transferred herein, shall be returned to Fuller on or before December 31, 1998.

     b. EMPLOYER OBLIGATION. Fuller agrees that, from and after the date this Agreement is executed by both parties, it will hold in strict confidence and will not reveal to anyone other than Fuller executive management personnel, human resources personnel, attorneys, accountants, tax consultants, or as may be required by law or court process, any information, facts or occurrences relating to the negotiations leading to this Agreement, the existence of this Agreement, or the contents of this Agreement. I recognize that Fuller may be required, by law, to disclose some or all of the terms of this Agreement in one or more annual proxy statements to shareholders.

     12. NON-COMPETITION. For the period of January 1, 1999 through December 31, 2000, I will not serve, directly or indirectly (individually) or as an officer, director, employee, consultant, partner or co-venturer, or as a stockholder or other proprietor owning a beneficial interest of more than five percent (5%)) in any enterprise which is competitive in any manner with any business at the time carried on by Fuller, without the written consent of Fuller. This means, by way of illustration but not limitation, that I will not sell or solicit orders for any "Conflicting Product" to or from any customer whose account I supervised or serviced for Fuller, and that I will not serve any organization or person engaged in the development, production or sale of "Conflicting Product." For the purposes of this illustration, "Conflicting Product" means any product, process, equipment, concept or service (in existence or under development) of any person or

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organization which resembles or competes with a product, process, equipment, concept or service upon which I may have worked or concerning which I acquired confidential information at any time through My work with Fuller.

I understand that this covenant is not intended to limit My subsequent employment in any industry or for any employer producing a product or service different from Fuller's. I acknowledge and represent that I have substantial experience and knowledge such that I can readily obtain employment which does not violate this covenant.

     13. NON-SOLICITATION. For the period of January 1, 1999 through December 31, 2000. I agree that I will not induce, attempt to induce, or in any way assist or act in concert with any other person or organization in inducing or attempting to induce any employee or agent of Fuller to terminate such employee or agent's relationship with Fuller. During such period of time, I agree that I will not make any offers of employment or assist or act in concert with any other person or organization in making offers of employment to any person who, at the time of such offer, is currently in an employment or agency relationship with Fuller. This Agreement shall not be construed to restrict Me from hiring or offering employment or work to any individual who was an employee or agent of Fuller prior to the time I hire or offer employment or work to such individual.

     14. RELEASE. In consideration of the promises, agreements and covenants contained herein, I, on behalf of Myself, My heirs, assigns, spouses, representatives, and agents do hereby fully release and forever discharge Fuller, from any and all liability, remedies, claims for relief, demands, actions, causes of action, suits, grievances, arbitrations and administrative proceedings under every local, state, or federal law, statute, ordinance or common-law, and any and all other claims of any kind or nature whatsoever occurring as of the date of this Agreement, whether in law or in equity, contract or tort, known or unknown, asserted or unasserted, suspected or unsuspected, of any kind or nature whatsoever which I may now have or hereafter have or claim to have against Fuller for, upon, or by reason of any matter, event, cause or thing occurring prior to the date of this Agreement, including without limitation, any and all claims of any kind arising out of or in anyway relating to My employment with Fuller, and further including without limitation:

     (i) Any claims, demands, or causes of action arising under, or any claim for relief on the basis of, an alleged violation of the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, as amended, the Employee Retirement Income Security Act, Title 42 U.S. Section 1985, the Americans With Disabilities Act, the Older Workers Benefit Protection Act, the Minnesota Human Rights Act, and/or any other federal, state or local statute, ordinance, or regulation dealing in any way with employment or employment discrimination;

     (ii) Any claims, demands, or causes of action on the basis of any breach of an express or implied employment contract under the common-law of the State of Minnesota, or any other state, or on the basis of any claim of defamation, wrongful

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discharge and/or any other common-law, statute or tort or any other claim whatsoever arising out of or in any way relating to My employment with Fuller or any other occurrence prior to the date of this Agreement, but excluding claims which I cannot by law waive and claims for breach of this Agreement.

I warrant that I am legally competent to execute this Release and accept full responsibility therefore. I also agree that I am signing this Release voluntarily and with full knowledge of its significance and legal consequence. I ALSO AGREE THAT I HAVE BEEN ADVISED TO CONSULT WITH ANY ATTORNEY BEFORE SIGNING THIS AGREEMENT AND THAT FULLER HAS GIVEN ME A FULL TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT, BEFORE SIGNING BELOW, IF I SO DESIRE.

I have read and understand Minnesota Statutes Section 363.031 (copy attached). I understand that I may rescind (that is, cancel) this Agreement within seven (7) calendar days of signing it to reinstate claims under the Age Discrimination In Employment Act of 1967 and within fifteen (15) calendar days to reinstate claims under the Minnesota Human Rights Act. To be effective, My rescission must be in writing and delivered to Fuller in care of the Vice President of Human Resources, 1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota 55164-0683. If delivered by mail, such rescission may be postmarked within the seven (7) or fifteen (15) day period, respectively, and sent by Certified Mail, Return Receipt Requested to H.B. Fuller Company at 1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota 55164-068, attention Vice President of Human Resources.

I UNDERSTAND THAT TIMELY RESCISSION OF ANY PORTION OF THIS AGREEMENT AS PROVIDED HEREIN, SHALL CONSTITUTE A MATERIAL BREACH OF THIS AGREEMENT RESULTING IN IMMEDIATE WITHDRAWAL AND RESCISSION OF ALL PROMISES, AGREEMENTS AND COVENANTS CONTAINED HEREIN.

     15. REMEDIES. I acknowledge that the provisions of this Agreement are reasonable and necessary for My protection and the protection of Fuller and that any violation of this Agreement will cause irreparable harm for which the non-violating party will be entitled to temporary and permanent injunctive relief, money damages insofar as they can be determined and all related costs and reasonable attorneys' fees.

     16. JURISDICTION AND VENUE. This Agreement shall be governed by the laws of the State of Minnesota and I hereby consent to the jurisdiction and venue of the courts of the State of Minnesota for the resolution of any disputes arising out of, or related to, this Agreement, including breach and formation (fraud), to the exclusion of the courts of any other state.

     17. INTEGRATION AND MODIFICATION. Except as provided herein, this Agreement represents the entire Agreement between Me or anyone who has or obtains any legal rights or claims through Me and Fuller with respect to the subject matter covered herein. It replaces any other oral or written agreements, representations,

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promises or discussions between Me and Fuller. This Agreement may not be changed orally. To be valid, any waiver or modification must be in writing and signed by all of the parties hereto. If any part of this Agreement is declared by a court of competent jurisdiction to be illegal, invalid or unlawful, in whole or in part, then said part shall be modified or suspended, as the case may require, but only to the extent necessary and all other parts will remain valid and in full force and effect. This Agreement may be executed in any number of counterparts which, taken together, shall constitute but one Agreement. A copy of this Agreement is as valid as the original.




     THIS IS A FINAL AGREEMENT AND RELEASE. READ BEFORE SIGNING.


Dated:  August 31, 1998                H.B. FULLER COMPANY


                                       By:  /s/ Richard C. Baker
                                          --------------------------------
                                       Its:  Vice President


Dated: August 31, 1998                 /s/ Rolf Schubert
                                       -----------------------------------
                                       Rolf Schubert
                                       5222 Keats Avenue North
                                       Lake Elmo, MN  55042

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